UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 14, 2004

                          MEASUREMENT SPECIALTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEW JERSEY                 1-11906              22-2378738
  ----------------------------     ---------------     --------------------
  (STATE OR OTHER JURISDICTION     COMMISSION FILE     (IRS EMPLOYER
   OF INCORPORATION)               NUMBER               IDENTIFICATION NO.)

             10 WASHINGTON AVENUE, FAIRFIELD, NEW JERSEY  07004-3877
             -------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (973) 808-3020
                                 --------------
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS (SEE GENERAL INSTRUCTION A.2. BELOW):

[ ] WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)

[ ] SOLICITING MATERIAL PURSUANT TO RULE 14A-12 UNDER THE EXCHANGE ACT (17 CFR 240.14A-12)

[ ] PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14D-2(B) UNDER THE EXCHANGE ACT (17 CFR 240.14D-2(B))

[ ] PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13E-4(C) UNDER THE EXCHANGE ACT (17 CFR
240.13E-4(C))


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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 17, 2004, Measurement Specialties, Inc. ("MSI") entered into a definitive agreement to acquire the stock of Humirel SA ("Humirel"), a designer/manufacturer of humidity sensors and assemblies based in France, for 19 million Euro, or $25.3 million ($23.4 million payable at closing and $1.9 million in deferred payment). Furthermore, the sellers can earn up to an additional $6.3 million if certain performance criteria are achieved. Included in the $23.4 million payable at closing, management shareholders received $476,000 of the closing consideration in the form of 20,000 restricted shares of common stock of MSI, with the balance payable in cash.

Humirel (www.humirel.com), based in Toulouse, France, designs and manufactures humidity sensors and assemblies for automotive, heavy truck, HVAC and consumer products markets. The company's products are used in OEM applications such as automotive windshield defogging, diesel engine performance and emissions management and control, and consumer durable goods humidity measurement, among others. End customers include several major European, US and Asian automakers, most major diesel engine companies and leading consumer HVAC and durable goods manufacturers.

To support the financing of the Humeril transaction, on December 17 ,2004 MSI entered into a new $35 million five-year credit agreement with GE Commercial Finance, Commercial & Industrial Finance, comprised of a $20 million term loan and $15 million revolving credit facility. JP Morgan Chase Bank, N.A. and Wachovia Bank National Association participated in the syndication.


ITEM 1.02 - TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Upon entering into the $35 million five-year credit agreement described in Item
1.01 above, MSI terminated its prior $15 million revolving credit facility with Bank of America Business Capital (formerly Fleet Capital Corporation) entered into on January 31, 2003.

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

On December 14, 2004, MSI entered into a definitive agreement to acquire MWS Sensorik GmbH ("MWS") for 900,000 Euro ( 650,000 Euro payable at closing and 250,000 Euro in deferred payments), or approximately $1.2 million. The transaction is expected to close on or before January 10, 2005, and will be effective as of January 1, 2005.


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MWS (www.mws-sensorik.de), based in Pfaffenhofen, Germany, integrates and distributes accelerometers and other sensors, sold primarily to the automotive crash test market. MWS has historically used MSI's silicon micromachined accelerometer as their die for piezoresistive sensors. MWS sells its products to a wide variety of end-users, including Audi, BMW, Mercedes and Daimler-Chrysler, among others.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibits are filed herewith:

EXHIBIT NO.    DESCRIPTION
-----------    -----------

Exhibit 99.1 Press Release of Measurement Specialties, Inc. dated December 20, 2004.

Exhibit 99.2 Press Release of Measurement Specialties, Inc. dated December 14, 2004.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

Date:  December 23, 2004

/S/ John P. Hopkins
-------------------
John P. Hopkins
Chief Financial Officer
(authorized officer and principal financial officer)


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